UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2018

SendGrid, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38275	27-0654600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 California Street, Suite 500 Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 985-7363

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

On May 31, 2018, SendGrid, Inc. (the “Company”) held its 2018 annual meeting of stockholders (the “2018 Annual Meeting”), for the following purposes:

•       to elect the nominees of the Company’s board of directors (the “Board”), Fred Ball, Hilary Schneider and Sri Viswanath, to the Board to hold office until the Company’s 2021 annual meeting of stockholders; and

•       to ratify the selection by the audit committee of the Board of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2018.

Of the 42,906,173 shares of the Company’s common stock outstanding as of the record date, 37,501,156 shares, or 87.4%, were present via web portal or represented by proxy at the 2018 Annual Meeting. At the 2018 Annual Meeting, each of Fred Ball, Hilary Schneider and Sri Viswanath was re-elected as a director of the Company and the stockholders of the Company also ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2018. The final voting results on each of the matters submitted to a vote of stockholders at the 2018 Annual Meeting were as follows:

		Votes For	Votes Withheld	Broker Non-Votes
1.	Election of Directors
	Fred Ball	34,577,176	1,607,258	1,316,722
	Hilary Schneider	35,942,860	241,574	1,316,722
	Sri Viswanath	35,955,483	228,951	1,316,722

		Votes For	Votes Against	Abstentions
2.	Ratification of KPMG LLP as independent registered public accounting firm for the Company’s fiscal year ending December 31, 2018	37,441,654	20,697	38,805

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SendGrid, Inc.
Dated: June 4, 2018
	By:	/s/ Yancey Spruill
Yancey Spruill
Chief Financial Officer

3